Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of February 21, 2023, by and among the Grantors (as defined below) and Bank of America, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENT
Reference is hereby made to that certain Credit Agreement dated as of February 21, 2023 (as amended, increased, extended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grocery Outlet Holding Corp., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Bank of America as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender.
The Grantors are entering into this Security Agreement in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Obligations, including their obligations under the Guarantee, each Secured Hedging Agreement and each Secured Cash Management Agreement.
Each Grantor will obtain benefits from the incurrence of Loans by the Borrower, the issuance of, and participations in, Letters of Credit for the account of the Borrower and its Restricted Subsidiaries and the incurrence by the Credit Parties of Hedging Obligations arising under Secured Hedging Agreements and Cash Management Obligations arising under Secured Cash Management Agreements.
ACCORDINGLY, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.01. Terms Defined in Credit Agreement.
(a)    All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
(b)    The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6, 1.7, 1.8, 1.10 and 1.11 of the Credit Agreement, are incorporated by reference herein as if such Sections were set forth herein in their entirety, mutatis mutandis.
SECTION 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Commodities Account,” “Deposit Accounts,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account,” “Securities Entitlement,” “Supporting Obligation”, “Tangible Chattel Paper” and “Uncertificated Security”).
SECTION 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings:

“Additional Parties” means any Successor Borrower that becomes a party hereto pursuant to Section 7.10 hereof and the Credit Agreement.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Borrower” has the meaning set forth in the preliminary statement.
“Collateral” has the meaning set forth in Section 2.01(a).
“Contract Rights” means all rights of any Grantor under any Contract, including (a) any and all rights to receive and demand payments under such Contract, (b) any and all rights to receive and compel performance under such Contract and (c) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.
“Contracts” means all contracts between any Grantor and one or more additional parties (including any Hedging Agreement, any licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).
“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” shall mean all (a) copyrights, rights in works of authorship, mask works and integrated circuit designs and other rights subject to the copyright laws of the United States, or of any other country or any group of countries, including copyrights and such other rights in Software, databases, Internet web sites and the proprietary content thereof, (b) registrations, renewals, rights of reversion, extensions, supplemental registrations, recordings and applications for registration of any of the foregoing in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the U.S. Copyright Office, and (c) rights to obtain all renewals, reversions and extensions thereof.
“Credit Agreement” has the meaning set forth in the preliminary statement.
“Domain Name” means Internet domain names and associated uniform resource locator addresses.
“Excluded Property” means each of the following:
(a)    any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Credit Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Credit Agreement (in the case of clause (i) above, this clause (ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or any other Applicable Laws) or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Credit Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Property” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other Applicable Laws notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (a)(i), (a)(ii) and (a)(iii) above shall not apply to the extent that the relevant contract prohibits the grant of a security interest in all or substantially all of the assets of any Grantor and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination under clause (a)(i), (a)(ii) or (a)(iii) above (x) existed on the Closing Date (or in the case of any contract of a Subsidiary that is acquired following the Closing Date, as of the date of such Acquisition) and were not entered into in contemplation of the Closing Date (or such Acquisition) and (y) cannot be waived unilaterally by the Borrower or any of its respective Wholly Owned Subsidiaries,
(b)    Excluded Capital Stock,
(c)    any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto, but only to the extent that, and solely during the period if any in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications (or the resulting Trademark registrations),
(d)    any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by Applicable Laws, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other Applicable Laws notwithstanding such requirement or prohibition; it being understood that the term “Excluded Property” shall not include proceeds or receivables arising out of any asset described in clause (d)(i) or clause (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other Applicable Laws notwithstanding the relevant requirement or prohibition, (iii) result in a forfeiture of any rights in such property or (iv) result in material adverse tax consequences to the Borrower or any of its Restricted Subsidiaries as reasonably determined by the Borrower in consultation with (but without the consent of) the Collateral Agent, including as a result of the operation of Section 956 of the Code,
(e)    (i) any leasehold Real Property interests and (ii) any fee owned Real Property (and no landlord waivers, estoppels or collateral access letters shall be required to be delivered),
(f)    any interest in any partnership, joint venture or non-Wholly Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than the Borrower or any of its Restricted Subsidiaries under the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of the Credit Agreement that may be exercised by any third party other than the Borrower or any of its Restricted Subsidiaries in accordance with the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly Owned Subsidiary,
(g)    motor vehicles, aircraft, aircraft engines and other assets subject to certificates of title, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $10,000,000, except, in each case of clauses (i) through (iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement,
(h)    any “margin stock” (as defined in Regulation U),

(i)    [reserved],
(j)    any lease, license or other agreement or Contract or any asset subject thereto (including pursuant to a purchase money security interest, agreement governing any Financing Lease Obligations or similar arrangement) that is, in each case, permitted by the Credit Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, agreement governing any Financing Lease Obligations or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or any other Applicable Laws; it being understood that the term “Excluded Property” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other Applicable Laws notwithstanding the relevant requirement or prohibition,
(k)    any asset with respect to which the Collateral Agent and the Borrower have reasonably agreed that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Grantor to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby,
(l)    [reserved],
(m)    [reserved],
(n)    any segregated accounts or funds, or any portion thereof, received by the Borrower or any of its Restricted Subsidiaries as agent on behalf of third parties (other than the Borrower or any Subsidiary Guarantor) in accordance with a written agreement that imposes a duty upon the Borrower or one or more of its Restricted Subsidiaries to collect and remit those funds to such third parties, and
(o)    any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction).
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Grantors” means the Borrower, the Subsidiary Parties from time to time party hereto and, if applicable, any Additional Party from time to time party hereto.
“Intellectual Property” means, collectively, (a) all intellectual property rights worldwide, including all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software, (b) all registrations and applications for the registration or issuance of any of the foregoing, (c) rights to obtain all renewals, reversions and extensions thereof, and all rights to claim priority therefrom (d) all rights to sue or otherwise recover for any past, present and future infringement, misappropriation, dilution or other violations thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Intellectual Property Collateral” means the Intellectual Property included in the Collateral.
“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement substantially in the form of Exhibit B to this Security Agreement.
“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or any other Customary Intercreditor Agreement, as applicable.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lenders” has the meaning set forth in the preliminary statement.
“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements, whether as licensor or licensee, in (i) Patents, (ii) Copyrights, (iii) Trademarks, (iv) Trade Secrets, (v) Domain Names or (vi) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof and (c) all rights to sue for past, present, and future breaches thereof.
“Material Debt Instrument” means any physical instrument evidencing any third party Indebtedness for borrowed money with an individual outstanding principal amount in excess of $10,000,000.
“money” has the meaning set forth in Article 1 of the UCC.
“Patents” shall mean all (a) patents, statutory invention registrations, certificates of invention, industrial designs and utility models, and all pending applications of the foregoing, (b) provisionals, reissues, reexaminations, continuations, divisions, continuations-in-part, renewals or extensions thereof and (c) the inventions, discoveries and designs disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions, discoveries and designs disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 6.2(d) of the Credit Agreement.
“Perfection Requirements” means (a) the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office in the state of organization or other location under Section 9-307 of the UCC of such Grantor, (b) the filing of Intellectual Property Security Agreements with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office, as applicable, with respect to Registered Intellectual Property Collateral (except to the extent any of the foregoing are included in the definition of Excluded Property), (c) [reserved] and (d) the delivery to the Collateral Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Credit Documents, together with instruments of transfer executed in blank.
“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Permitted Liens” means Liens not prohibited pursuant to Section 10.2 of the Credit Agreement.
“Pledged Collateral” means all Pledged Stock, including all Stock Rights, all stock (or equivalent) certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, and all Instruments, Capital Stock and other Investment Property owned by any Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement, in each case whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof but excluding the Excluded Property.
“Pledged Stock” means, with respect to any Grantor, the Capital Stock owned by such Grantor, including the Capital Stock described in Schedule 8 to the Perfection Certificate as held by such Grantor, together with any other Capital Stock as are hereafter acquired by such Grantor but excluding the Excluded Property.
“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any and all Stock Rights and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or General Intangible, in each case, that is a right or claim to receive money and is included as Collateral (whether or not earned by performance).
“Registered Intellectual Property Collateral” means all Patents, Trademarks and Copyrights issued, registered or applied for at the U.S. Patent and Trademark Office or U.S. Copyright Office and all exclusive Licenses (under which any Grantor is the licensee) to Copyrights registered at the U.S. Copyright Office included in the Intellectual Property Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Security Agreement” has the meaning set forth in the preamble.
“Security Interest” has the meaning set forth in Section 2.01(a).
“Software” means all “software,” as such term is defined in Article 9 of the NY UCC, and shall further include all source code, object code, processes, algorithms, methods, data structures, interfaces and documentation related thereto.
“Stock Rights” means all dividends, cash, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting

Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.
“Subsidiary Parties” means (a) the Subsidiaries of the Borrower party hereto on the Closing Date and (b) each Subsidiary that becomes a party to this Security Agreement after the date hereof in accordance with Section 7.10 hereof and the Credit Agreement.
“Termination Date” shall mean the date on which all Obligations (other than (i) Hedging Obligations under any Secured Hedging Agreements, (ii) Cash Management Obligations under any Secured Cash Management Agreements and (iii) any contingent obligations or other contingent indemnification obligations not then due and payable) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped on terms reasonably satisfactory to the Letter of Credit Issuer.
“Trademarks” shall mean all (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, whether registered or unregistered, and all registrations, recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the U.S. Patent and Trademark Office or any similar offices in any State of the United States or any political subdivision thereof, and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.
ARTICLE 2
GRANT OF SECURITY INTEREST
SECTION 2.01. Grant of Security Interest.
(a)    As security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of its right in, and title and interest to and under, all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper (including all Tangible Chattel Paper and all Electronic Chattel Paper);
(iii)    all Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;

(vii)    all General Intangibles;
(viii)    all Goods;
(ix)    all Intellectual Property;
(x)    all Instruments;
(xi)    all Inventory;
(xii)    all Investment Property, Pledged Stock and other Pledged Collateral;
(xiii)    all letters of credit and Letter-of-Credit Rights;
(xiv)    all Securities Entitlements in any or all of the foregoing;
(xv)    all Commercial Tort Claims described on Schedule 1 hereto (including any supplements to Schedule 1 delivered pursuant to Section 4.04);
(xvi)    all Permits;
(xvii)    all Contracts, together with all Contract Rights arising thereunder;
(xviii)    all Supporting Obligations; and
(xix)    all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    Notwithstanding the foregoing, for the avoidance of doubt, the term “Collateral” (and any component definition thereof) shall not include any Excluded Property. Notwithstanding anything to the contrary contained herein, if any personal property or asset of a Grantor constitutes Excluded Property at any time and thereafter such property or asset ceases to constitute Excluded Property (whether as a result of the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Property” herein or otherwise), then, if such property or asset would otherwise constitute Collateral under any of clauses (i) through (xix) of Section 2.01(a), immediately upon such cessation the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, all such property or asset previously constituting Excluded Property, as if such property or asset had never been Excluded Property. For the avoidance of doubt, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
The Grantors, jointly and severally, represent and warrant to the Collateral Agent on and as of the Closing Date and on and as of the date of each Credit Event (to the extent required by Section 7.1 of the Credit Agreement), for the benefit of the Secured Parties, that:

SECTION 3.01. Title, Perfection and Priority; Filing Collateral.
(a)    This Security Agreement creates a legal, valid and, subject to the Legal Reservations, enforceable Lien on all of the Collateral in favor of the Collateral Agent for the benefit of itself and the other Secured Parties and, upon the satisfaction of the applicable Perfection Requirements subject, as of the Closing Date, to the terms of Section 4.01, such Liens constitute perfected security interests on the Collateral securing the Obligations, to the extent perfection may be accomplished by the taking of the actions described in the Perfection Requirements.
(b)    Each Grantor (i) is the owner of all of its Collateral free and clear from any Lien or other right, title or interest of any Person (other than a Permitted Lien and/or any such other right, title or interest that is permitted or not prohibited by the terms of the Credit Agreement) or (ii) has the power to transfer rights in the Collateral to the Collateral Agent.
(c)    Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, with respect to the Registered Intellectual Property Collateral, (iii) in the case of Collateral that constitutes Material Debt Instruments or certificated Capital Stock, in each case, to the extent included in the Collateral and required hereunder (other than Excluded Capital Stock), delivery to the Collateral Agent to be held in its possession and (iv) in the case of Collateral that constitutes Commercial Tort Claims taking the actions specified by Section 4.04. No Grantor shall be required to and the Collateral Agent shall not be permitted to (1) (x) enter into any security agreements governed under foreign law or (y) complete any filings or take any other actions in any foreign jurisdiction or required by foreign law to create any security interest in Collateral located or titled outside the United States or to perfect or make enforceable any Security Interest in any foreign jurisdiction or required by foreign law, (2) take actions to perfect by Control with respect to any assets requiring perfection through control agreements, including Deposit Accounts, Securities Accounts and Commodities Accounts and it is further agreed that no blocked account agreement, deposit account control agreement or similar agreement will be required for any Deposit Account, Securities Account or Commodities Account other than as specified in Section 4.02, or (3) take any perfection actions with respect to (x) Letter of Credit Rights, except to the extent constituting Supporting Obligations of other Collateral as to which perfection is accomplished by the filing of a Uniform Commercial Code financing statement or equivalent (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights, other than the filing of a Uniform Commercial Code financing statement or equivalent) and (y) motor vehicles and other assets subject to certificates of title.
SECTION 3.02. Intellectual Property. Upon (i) filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the Intellectual Property Security Agreements with and recording by the U.S. Patent and Trademark Office and (ii) filing of the Intellectual Property Security Agreements with and recording by the U.S. Copyright Office, as applicable, the Collateral Agent shall have a fully perfected security interest on the Registered Intellectual Property Collateral, under the UCC and the laws of the United States for the benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations. No Grantor shall be required to complete any filings or take any other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States.
SECTION 3.03. Pledged Stock. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) as of the Closing Date, each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 8 to the Perfection Certificate as held by such Grantor and (iii) as of the Closing Date, each Grantor holds the Pledged Stock described in Schedule 8 to the Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens).
SECTION 3.04. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the certifications set forth therein are true and correct in all material respects as of the date thereof.
ARTICLE 4
COVENANTS
From the date hereof, and thereafter until the Termination Date:
SECTION 4.01. General.
(a)    Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Collateral Agent (or its designee) to file (A) all financing statements and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Collateral Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings executed by such Grantor with the U.S. Patent and Trademark Office and the U.S. Copyright Office (including any Intellectual Property Security Agreement executed by the relevant Grantor) as may be necessary or advisable for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Collateral Agent in Registered Intellectual Property Collateral contained in the Collateral and naming such Grantor as debtor and the Collateral Agent as secured party and (ii) subject to the terms of the Credit Documents (including the limitations set forth in Section 9.10 of the Credit Agreement) agrees to take such other actions as may from time to time be required under applicable law or be reasonably requested by the Collateral Agent (and authorizes the Collateral Agent (and its designee) to take any such other actions, consistent with and limited to the Perfection Requirements, which it has no obligation to take) in order to establish and maintain a valid, enforceable (subject to the Legal Reservations) and perfected security interest (with priority described in the Security Documents and Customary Intercreditor Agreements) in and subject, in the case of Pledged Collateral, to Section 4.02 hereof and Section 9.10 of the Credit Agreement, Control of the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related reasonable expenses relating to its Collateral in accordance with Section 13.5(a) of the Credit Agreement. Any financing statement filed by the Collateral Agent (or its designee) may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.
(b)    Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Collateral Agent’s Lien) and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien. Notwithstanding the foregoing, Grantor may to the extent not prohibited by the Credit Agreement, grant licenses to third parties to use Intellectual Property Collateral owned, licensed or developed by a Grantor; for the purposes of this Security Agreement, such licensing activity shall not constitute a Lien on such Intellectual Property Collateral. The Collateral Agent and each other Secured

Party understands that, to the extent not prohibited by the Credit Agreement, any such license may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
SECTION 4.02. Pledged Collateral.
(a)    Delivery of Certificated Capital Stock and Material Debt Instruments. Each Grantor will (i) with respect to any certificated Capital Stock representing or evidencing Pledged Collateral and Material Debt Instruments described in clause (2) below, held by the Grantors on the Closing Date, subject to Section 6.2 of the Credit Agreement, deliver to the Collateral Agent for the benefit of the Secured Parties such certificated Capital Stock and Material Debt Instruments on the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Closing Date, hold in trust for the Collateral Agent upon receipt and subject to Sections 9.11 and 9.14 of the Credit Agreement (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(b) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(a) of the Credit Agreement for the Fiscal Year in which the relevant event occurred (or, in each of the cases of clauses (x) and (y), such longer period as the Collateral Agent may agree in its sole discretion) deliver to the Collateral Agent for the benefit of the Secured Parties any (1) certificated Capital Stock representing or evidencing Pledged Collateral and (2) Material Debt Instruments, in each case under clauses (1) and (2) above, constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.
(b)    Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest or any other Capital Stock owned by any Grantor which is required to be pledged to the Collateral Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) or any other Capital Stock which is not represented by a certificate, such Grantor shall not permit any issuer of such partnership interest, limited liability company interest or any other Capital Stock to allow such partnership interest, limited liability company interest or any other Capital Stock that is not already a Security to become a Security unless such Grantor complies with the procedures in Section 4.02(a) within the time period prescribed therein. Each Grantor which is the issuer (the “Issuer”) of any Pledged Stock which constitutes an Uncertificated Security agrees, at any time when an Event of Default exists and upon at least three (3) Business Days’ prior written notice to such Grantor from the Collateral Agent, that it will comply with instructions originated by the Collateral Agent with respect to such Uncertificated Security without further consent of the registered owner thereof. Each Grantor and each Issuer party hereto acknowledges and agrees that this Section 4.02(b) establishes the Collateral Agent’s “control” (for purposes of the UCC) of any such Uncertificated Security.
(c)    Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Collateral Agent under Section 4.02(a) in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but at any time when an Event of Default exists and is continuing and upon at least three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default exists, and upon at least three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.
(d)    Exercise of Rights in Pledged Collateral. It is agreed that:
(i)    without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Credit Document;
(ii)    each Grantor will permit the Collateral Agent or its nominee, and the Collateral Agent or its nominee shall have the right, at any time when an Event of Default exists and is continuing, and upon at least three (3) Business Days’ prior written notice to the Borrower, to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein and Applicable Laws); and
(iii)    subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Collateral Agent as and to the extent required by Section 4.02(a).
(e)    Return of Pledged Collateral. So long as no Event of Default then exists, the Collateral Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement in accordance with Sections 12 and 13.17 of the Credit Agreement.
SECTION 4.03. Intellectual Property.
(a)    At any time when an Event of Default exists and is continuing and upon the written request of the Collateral Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License held by such Grantor in the United States to enable the Collateral Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the United States under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.
(b)    Each Grantor shall notify the Collateral Agent promptly if it knows or reasonably expects that any application for or registration of any Patent, Trademark, or

Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, the U.S. Copyright Office or any court, except for routine office actions issued in the normal course of prosecution) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Credit Agreement or where the same, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)    In the event that any Grantor files an application for the registration of any Patent, Trademark (for the avoidance of doubt, excluding any Excluded Property) or Copyright with the U.S. Patent and Trademark Office or the U.S. Copyright Office, acquires any such application or registration by purchase or assignment, enters into any License whereby it becomes the exclusive licensee of a Copyright registered at the U.S. Copyright Office, or files a Statement of Use or an Amendment to Allege Use with respect to an intent-to-use Trademark application that is accepted by the U.S. Patent and Trademark Office, in each case, after the Closing Date (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement becoming registered), it shall (x) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(b) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(a) of the Credit Agreement for the Fiscal Year in which the relevant event occurred (or, in each of the cases of clauses (x) and (y) above, such longer period as the Collateral Agent may agree in its sole discretion) notify the Collateral Agent and, promptly upon the Collateral Agent’s request, execute and deliver to the Collateral Agent, at such Grantor’s sole cost and expense, an Intellectual Property Security Agreement, as applicable, or other instrument as the Collateral Agent may reasonably request and require to evidence the Collateral Agent’s security interest in such Registered Intellectual Property Collateral.
(d)    Each Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of incontestability and, if consistent with good business judgment, by initiating opposition, interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its material Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) would not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise not prohibited under the Credit Agreement.
SECTION 4.04. Commercial Tort Claims. After the Closing Date, (x) if the event giving rise to the obligation under this Section 4.04 occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(b) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.1(a) of the Credit Agreement for the Fiscal Year in which the relevant event occurred (or, in each of the cases of clauses (x) and (y), such longer period as the Collateral Agent may agree in its sole discretion) each relevant Grantor shall notify the Collateral Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $10,000,000 acquired by it, together with an update to Schedule 1 containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

SECTION 4.05. Insurance. Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Credit Documents, the Collateral Agent shall, at the time when an Event of Default exists and is continuing and any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 below.
SECTION 4.06. Grantors Remain Liable.
(a)    Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
(b)    Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.
(c)    Notwithstanding anything herein to the contrary, each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
SECTION 4.07. Information Regarding Collateral. Each Grantor agrees to give the Collateral Agent prompt (and, in any event, within 60 days of the relevant change or such longer period as the Collateral Agent may agree in its sole discretion) written notice of any change (i) in such Grantor’s legal name, (ii) in such Grantor’s type of organization or (iii) in such Grantor’s jurisdiction of organization, in each case to the extent such information is necessary to enable the Collateral Agent to perfect or maintain the perfection of its security interest in the Collateral of the relevant Grantor, together with a certified copy of the applicable Organizational Document reflecting the relevant change.
ARTICLE 5
REMEDIES
SECTION 5.01. Remedies.

(a)    Each Grantor agrees that, at any time when an Event of Default exists and is continuing (and upon at least three (3) Business Days’ prior written notice to the Borrower in the case of any exercise of rights and remedies with respect to Collateral), the Collateral Agent may with the consent of the Required Lenders exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under Applicable Laws):
(i)    the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Credit Document (for the avoidance of doubt, this Section 5.01(a)(i) shall not limit or impair the exercise of any such rights and remedies with respect to matters not involving Collateral that are available under the Credit Documents whether or not an Event of Default has occurred);
(ii)    the rights and remedies available to a secured party under the UCC or under any other Applicable Laws (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;
(iii)    enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) and to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable and each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted;
(iv)    transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Collateral Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default exists and is continuing), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor while the relevant Event of Default exists and is continuing shall be received in trust for the benefit of the Collateral Agent and forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof; and
(v)    take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:
(1)    forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
(2)    store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and

(3)    while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.
(b)    Each Grantor acknowledges and agrees that compliance by the Collateral Agent, on behalf of itself and the other Secured Parties, with any Applicable Laws and the Credit Documents in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    The Collateral Agent shall have the right in any public sale and, to the extent permitted by Applicable Laws, in any private sale, to purchase for the benefit of the Collateral Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.
(d)    Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of any Collateral under this Section 5.01, the Collateral Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Collateral Agent. At any time when an Event of Default exists and is continuing, and upon at least three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent may with the consent of the Required Lenders, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)    Notwithstanding the foregoing, the Collateral Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities requirements of law, even if any Grantor and the issuer would agree to do so.
(g)    Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the terms of any applicable Intercreditor Agreement then in effect.
SECTION 5.02. Grantors’ Obligations Upon Default. Upon at least three (3) Business Days’ prior written notice to the Grantor from the Collateral Agent, at any time when an Event of Default exists and is continuing, each Grantor will:

(a)    at its own cost and expense (i) assemble and make available to the Collateral Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Collateral Agent so directs, legend in a form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein; and
(b)    permit the Collateral Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.
SECTION 5.03. Intellectual Property Remedies.
(a)    For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and is continuing and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies and is exercising such rights and remedies pursuant to Section 11 of the Credit Agreement, each Grantor hereby grants to the Collateral Agent a power of attorney to, following notice from the Collateral Agent to the such Grantor, sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark, Domain Name and Copyright and exclusive Copyright License included in the Collateral and each application for any such registration, and record the same.
(b)    For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article 5, at any time when an Event of Default exists and is continuing, each Grantor shall, upon request by the Collateral Agent, grant to the Collateral Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free (and free of any other payment obligation), worldwide license to its right to use, license or sublicense any Intellectual Property Collateral now or hereafter owned or licensed by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license and subject to any Grantor’s security policies and obligations of confidentiality) to all computer software and programs used for compilation or printout thereof; provided, however, that nothing in this Section 5.03(b) shall require a Grantor to grant any license that (i) is prohibited by any Applicable Law or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under, any License, Contractual Obligation or similar agreement giving rise to a right to use or theretofore granted with respect to such Intellectual Property Collateral, which, in the case of this clause (ii), (w) exists on the Closing Date, (x) if such agreement was entered into by a Grantor acquired after the Closing Date, exists at the time such Grantor is acquired and which agreement was not entered into in contemplation of such acquisition or (y) if such agreement was entered into by any Grantor after the Closing Date, to the extent not prohibited by the Credit Agreement; provided, further, that with respect to Trademarks, the foregoing license shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of the license granted to the Collateral Agent pursuant to the preceding sentence may be exercised, at the option of the Collateral Agent (acting at the direction of the Required Lenders), only when an Event of Default exists and is continuing; provided that any license, sublicense or other transaction entered into with a third party by the Collateral Agent in accordance with this Section 5.03(b) shall be binding upon each Grantor notwithstanding any subsequent cure of the relevant Event of Default.
SECTION 5.04. Application of Proceeds.
(a)    Except as expressly provided elsewhere in this Security Agreement or any other Credit Document, all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, shall be applied as follows:
(i)    FIRST, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent in its capacity as such hereunder or under any other Credit Document;
(ii)    SECOND, to payment of that portion of the Obligations constituting fees (other than principal, interest and Letter of Credit Fees), indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders and the Letter of Credit Issuers arising under the Credit Documents, ratably among them in proportion to the amounts described in this clause Second payable to them;
(iii)    THIRD, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest (including, but not limited to, post-petition interest), ratably among the Lenders and the Letter of Credit Issuers in proportion to the respective amounts described in this clause Third payable to them;
(iv)    FOURTH, to payment of that portion of the Obligations constituting unpaid principal, any Unpaid Drawing or face amounts of the Loans, and Hedging Obligations under each Secured Hedging Agreement and Cash Management Obligations arising under Secured Cash Management Agreements and, to the Administrative Agent for the account of the applicable Letter of Credit Issuers, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, in each case, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
(v)    FIFTH, any surplus then remaining, shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Subject to Section 2.16 of the Credit Agreement, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, (i) no amounts received from any Grantor shall be applied to any Excluded Swap Obligation of such Grantor and (ii) after the payments pursuant to clause FIRST above, if an intercreditor agreement (including any Customary Intercreditor Agreement) has been entered into among the holders of Obligations which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds shall be applied pursuant to the terms of such intercreditor agreement (including any Customary Intercreditor Agreement) and in making the determination and allocations required in any intercreditor agreement the Collateral Agent may conclusively rely upon information supplied by the applicable Authorized Officers as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.
(b)    Except as otherwise provided herein or in any other Credit Document, the Collateral Agent shall have absolute discretion as to the time of the application of any such proceeds in accordance with this Section 5.04. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
ARTICLE 6
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
SECTION 6.01. Account Verification. The Collateral Agent may at any time and from time to time when an Event of Default exists and is continuing and, upon at least three (3) Business Days’ prior written notice to the Borrower, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the account debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.
SECTION 6.02. Authorization for the Collateral Agent to Take Certain Action.
(a)    Each Grantor hereby irrevocably authorizes the Collateral Agent and appoints the Collateral Agent (and all officers, employees, agents, sub-agents and other nominees designated by the Collateral Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion to execute (to the extent necessary under the requirements of law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements and Intellectual Property Security Agreements executed by such Grantor necessary or desirable in the Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral; (ii) at any time when an Event of Default exists and is continuing in the discretion of the Collateral Agent with the consent of the Required Lenders (in the name of such Grantor or otherwise) and upon at least three (3) Business Days’ prior written notice to the Borrower (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided herein or in the Credit Agreement or any other Credit Document, subject to the terms of any Intercreditor Agreement then in effect, (B) to demand payment or enforce payment of any Receivable constituting Collateral in the name of the Collateral Agent (or its nominee) or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable constituting Collateral, any draft against any account debtor of such Grantor, and/or any assignment and/or verification of any such Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable constituting Collateral and any other Collateral,

(E) to settle, adjust, compromise, extend or renew any Receivable constituting Collateral, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable constituting Collateral, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any account debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable constituting Collateral, (I) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (J) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and (K) to obtain or maintain the policies of insurance of the types referred to in Sections 9.3 and 9.14 of the Credit Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Collateral Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Credit Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 13.5(a) of the Credit Agreement, such Grantor agrees to reimburse the Collateral Agent for any payment made in connection with this Section 6.02(a) or any expense (including attorneys’ fees, court costs and expenses) and other changes related thereto incurred by the Collateral Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
(b)    All acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.02 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.
SECTION 6.03. PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (SUBJECT TO AND AS SET FORTH IN SECTION 6.02) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR COLLATERAL AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING AND UPON AT LEAST THREE (3) BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.
SECTION 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, COLLATERAL AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER

GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE COLLATERAL AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.
ARTICLE 7
GENERAL PROVISIONS
SECTION 7.01. Waivers. To the maximum extent permitted by Applicable Laws, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Collateral Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by Applicable Laws, each Grantor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the bad faith, gross negligence or willful misconduct of the Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by Applicable Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.
SECTION 7.02. Limitation on Collateral Agent’s Duty with Respect to the Collateral. The Collateral Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Laws impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.
SECTION 7.03. [Reserved].
SECTION 7.04. Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may, at any time when an Event of Default exists and is continuing and upon at least three (3) Business Days’ prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 7.04 as an Obligation payable in accordance with Section 13.5(a) of the Credit Agreement.
SECTION 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Collateral Agent with the concurrence or at the direction of the Lenders to the extent required under Section 13.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Collateral Agent until the Termination Date.
SECTION 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any Applicable Laws, and all of the provisions of this Security Agreement are intended to be subject to all applicable mandatory Applicable Laws that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by Applicable Laws, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7.07. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Credit Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).
SECTION 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent hereunder for the benefit of the Collateral Agent and the Secured Parties.
SECTION 7.09. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date.
SECTION 7.10. Additional Grantors. Upon the execution and delivery by any Subsidiary or by Successor Borrower of an instrument in the form of Exhibit A in accordance with the Credit Agreement, such Person shall become a Subsidiary Party or Additional Party hereunder with the same force and effect as if such Person was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
SECTION 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
SECTION 7.12. Termination or Release.

(a)    This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall automatically be released in the circumstances described in Section 13.17 of the Credit Agreement.
(b)    In connection with any termination or release pursuant to Section 7.12(a), and subject to the provisions of Section 13.17 of the Credit Agreement, the Collateral Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents evidencing the termination of liens that such Grantor shall reasonably request to evidence and/or effectuate such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. The Borrower shall reimburse the Collateral Agent for all costs and expenses, including any fees and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 13.5(a) of the Credit Agreement.
(c)    The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) the terms of this Section 7.12.
(d)    At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to Section 7.12(a), upon request by the Collateral Agent, such Grantor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Grantor (or the Borrower on behalf of such Grantor) stating that the release of the respective Collateral is permitted pursuant to such Section 7.12(a) and the terms of the Credit Agreement. At any time that any Grantor desires that a Restricted Subsidiary of such Grantor be released hereunder, it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Grantor (or the Borrower on behalf of such Grantor) stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 7.12(a) and the terms of the Credit Agreement. The Secured Parties (by accepting the benefits hereof) hereby authorize the Collateral Agent to rely on any such certificate in performing its obligations under this Section 7.12.
SECTION 7.13. Entire Agreement. This Security Agreement, together with the other Credit Documents (including any Intercreditor Agreement), embodies the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Collateral Agent relating to the Collateral.
SECTION 7.14. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7.15. Submission to Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Security Agreement, the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 13.2 of the Credit Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.15 any special, exemplary, punitive or consequential damages.
SECTION 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnified Parties, as, and to the extent, set forth in Section 13.5 of the Credit Agreement.
SECTION 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Collateral Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.
SECTION 7.19. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. SO LONG AS AN INTERCREDITOR AGREEMENT IS OUTSTANDING, THE REQUIREMENT OF THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO DELIVER COLLATERAL TO THE COLLATERAL AGENT (OR ANY REPRESENTATION OR WARRANTY HAVING THE EFFECT OF REQUIRING THE SAME) SHALL BE DEEMED SATISFIED (OR ANY SUCH REPRESENTATION OR WARRANTY SHALL BE DEEMED TRUE) BY DELIVERY OF SUCH

COLLATERAL TO THE CONTROLLING COLLATERAL AGENT (OR SUCH SIMILAR TERM AS DEFINED IN THE INTERCREDITOR AGREEMENT) AS BAILEE OF, AND BEHALF OF, THE COLLATERAL AGENT PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT.
SECTION 7.20. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnified Party against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.
SECTION 7.21. [Reserved].
SECTION 7.22. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Agent.
SECTION 7.23. Survival of Agreement. Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.
ARTICLE 8
NOTICES
SECTION 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 13.2 of the Credit Agreement (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).
SECTION 8.02. Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.
ARTICLE 9
THE COLLATERAL AGENT
Bank of America has been appointed Collateral Agent for the Lenders and the other Secured Parties hereunder pursuant to Section 12 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 12. Any successor Collateral Agent appointed pursuant to Section 12 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.
By accepting the benefits of this Security Agreement and any other Credit Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Credit Document may be enforced only by the action of the Collateral Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Credit Documents.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have executed this Pledge and Security Agreement as of the date first above written.

GROCERY OUTLET HOLDING CORP., a Delaware corporation, as Borrower

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

GROCERY INTERMEDIATE CORP., a Delaware corporation, as a Grantor

/s/ Charles C. Bracher
Name:	Charles C. Bracher
Title:	Executive Vice President and Chief Financial Officer

GOBP HOLDINGS, INC., a Delaware corporation, as a Grantor

/s/ Charles C. Bracher
Name:	Charles C. Bracher
Title:	Executive Vice President and Chief Financial Officer

GOBP MIDCO, INC., a Delaware corporation, as a Grantor

/s/ Charles C. Bracher
Name:	Charles C. Bracher
Title:	Executive Vice President and Chief Financial Officer

GROCERY OUTLET, INC., a California corporation, as a Grantor

/s/ Charles C. Bracher
Name:	Charles C. Bracher
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Pledge and Security Agreement]

BANK OF AMERICA, N.A., as the Collateral Agent

By:	/s/ Priscilla Ruffin
	Name:	Priscilla Ruffin
	Title:	AVP

[Signature Page to Pledge and Security Agreement]

SCHEDULE 1 TO THE
PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

EXHIBIT A
[FORM OF] SECURITY AGREEMENT JOINDER
A.    SUPPLEMENT NO. [●] dated as of [●] (this “Supplement”), to the Pledge and Security Agreement dated as of February 21, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Grocery Outlet Holding Corp., a Delaware corporation (the “Borrower”), the Subsidiary Parties from time to time party thereto, the Additional Parties from time to time party thereto (the foregoing, collectively, the “Grantors”) and Bank of America, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).
B.    Reference is made to the Credit Agreement dated as of February 21, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, the Borrower, the lenders from time to time party thereto (the “Lenders”), Bank of America as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties from time to time party thereto.
C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
D.    The Grantors have entered into the Security Agreement in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make their respective extensions of credit to the Borrower. Section 7.10 of the Security Agreement and Section 9.10 of the Credit Agreement provide that additional parties may become Subsidiary Parties or Additional Parties under the Security Agreement by executing and delivering an instrument in the form of this Supplement. [The] [Each] undersigned [Subsidiary] [Successor Borrower] ([each a] [the] “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a [Subsidiary Party] [Additional Party] under the Security Agreement in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make extensions of credit and as consideration for extensions of credit previously made and to secure the Obligations, including its obligations under the Guarantee, each Secured Hedging Agreement and each Secured Cash Management Agreement.
Accordingly, the Collateral Agent and [the] [each] New Grantor agree as follows:
SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Grantor by its signature below becomes a [Subsidiary Party] [Additional Party] and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a [Subsidiary Party] [Additional Party] and Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof. In furtherance of the foregoing, [the] [each] New Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of such New Grantor’s right, title and interest in and to the Collateral of such New Grantor. Each reference to a “Grantor” and [“Subsidiary Party”] [“Additional Party”] in the Security Agreement shall be deemed to include [the] [each] New Grantor. The Security Agreement is hereby incorporated herein by reference.
SECTION 2. [The] [Each] New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to Applicable Laws.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. [The] [Each] New Grantor hereby represents and warrants that (a) set forth on Schedule B attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization and chief executive office of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof, Schedule C hereto sets forth all of the Registered Intellectual Property Collateral owned by a such New Grantor in its name, and indicates for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner (c) Schedule D hereto sets forth all of the Commercial Tort Claims of such New Grantor with a value in excess of $10,000,000 and (d) Schedule E hereto sets forth all of the Pledged Stock and Material Debt Instruments of such New Grantor.
SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). Each of the Borrower and the Collateral Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.
SECTION 9. [The] [Each] New Grantor agrees to reimburse the Collateral Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 13.5(a) of the Credit Agreement.

SECTION 10. This Supplement shall constitute a Credit Document, under and as defined in, the Credit Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, [each] [the] New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE A
TO SUPPLEMENT NO. __ TO THE
PLEDGE AND SECURITY AGREEMENT

[CERTAIN EXCEPTIONS]

SCHEDULE B
TO SUPPLEMENT NO. __ TO THE
PLEDGE AND SECURITY AGREEMENT

CORPORATE INFORMATION

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE C
TO SUPPLEMENT NO.___ TO THE
PLEDGE AND SECURITY AGREEMENT

U.S. INTELLECTUAL PROPERTY REGISTRATIONS AND APPLICATIONS

A.COPYRIGHTS

Copyright (Work)	Reg. No.	Owner

B. PATENTS AND PATENT APPLICATIONS

Title	Application or Patent No.	Owner

C. TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	App. No.	Trademark No.	Owner

D. EXCLUSIVE LICENSES WHERE A GRANTOR IS AN EXCLUSIVE LICENSEE OF REGISTERED U.S. COPYRIGHTS

Licensor	Licensee	Title of Agreement	Effective Date

SCHEDULE D
TO SUPPLEMENT NO.___ TO THE
PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

SCHEDULE E
TO SUPPLEMENT NO.___ TO THE
PLEDGE AND SECURITY AGREEMENT

MATERIAL DEBT INSTRUMENTS

EXHIBIT B
[FORM OF] INTELLECTUAL PROPERTY SECURITY AGREEMENT
[PATENT/TRADEMARK/COPYRIGHT] SECURITY AGREEMENT dated as of [●] (this “Agreement”), among [●] ([each a] [the] “Grantor”) and Bank of America, N.A. in its capacity as Collateral Agent for the Secured Parties party to the Credit Agreement referred to below (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).
WHEREAS, reference is made to (a) the Credit Agreement dated as of February 21, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grocery Outlet Holding Corp., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties from time to time party thereto and (b) the Pledge and Security Agreement dated as of February 21, 2023 (the “Security Agreement”), by and among the Borrower, the Subsidiary Parties from time to time party thereto, the Additional Parties from time to time party thereto and the Collateral Agent;
WHEREAS, the Lenders, the Swingline Lender and the Letter of Credit Issuers have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement; and
WHEREAS, [each] [the] Grantor is willing to execute and deliver this Agreement as consideration for such extensions of credit.
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.
SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, [each] [the] Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of such Grantor’s right in, and title and interest to and under the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, but excluding any Excluded Property (the “Collateral”):
[all (a) copyrights, rights in works of authorship, mask works and integrated circuit designs and other rights subject to the copyright laws of the United States, or of any other country or any group of countries, including copyrights and other rights in Software, data, databases, Internet web sites and the proprietary content thereof, (b) registrations, renewals, rights of reversion, extensions, supplemental registrations, recordings and applications for registration of any of the foregoing, including the registrations in the U.S. Copyright Office listed on Schedule I hereto, (c) rights to obtain all renewals, reversions and extensions thereof, (d) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.]

[all (a) patents, statutory invention registrations, certificates of invention, industrial designs and utility models, and all pending applications of the foregoing, including the patents and patent applications in the U.S. Patent and Trademark Office listed on Schedule I hereto, (b) provisionals, reissues, reexaminations, continuations, divisions, continuations-in-part, renewals or extensions thereof, (c) the inventions, discoveries and designs claimed therein, (d) rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (f) all other rights accruing thereunder or pertaining thereto throughout the world.]
[all (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, whether registered or unregistered, and all registrations, recordings and applications for registration filed in connection with the foregoing, including the registrations and applications for registration in the U.S. Patent and Trademark Office listed on Schedule I hereto, (b) all goodwill associated therewith or symbolized thereby, (c) all extensions or renewals thereof, (d) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (but excluding, for the avoidance of doubt, any intent-to-use application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto but only to the extent that, and solely during the period if any in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications (or the resulting trademark registrations)).]
SECTION 3. Security Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN

THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. SO LONG AS AN INTERCREDITOR AGREEMENT IS OUTSTANDING, THE REQUIREMENT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO DELIVER COLLATERAL TO THE COLLATERAL AGENT (OR ANY REPRESENTATION OR WARRANTY HAVING THE EFFECT OF REQUIRING THE SAME) SHALL BE DEEMED SATISFIED (OR ANY SUCH REPRESENTATION OR WARRANTY SHALL BE DEEMED TRUE BY DELIVERY OF SUCH COLLATERAL TO THE CONTROLLING COLLATERAL AGENT (OR SUCH SIMILAR TERM AS DEFINED IN THE INTERCREDITOR AGREEMENT) AS BAILEE OF, AND BEHALF OF, THE COLLATERAL AGENT PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE I